UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2011

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.                      Other Events.

On February 3, 2011, Omega Healthcare Investors, Inc. issued a press release announcing that it has elected to redeem all of its outstanding 8.375% Series D Redeemable Preferred Stock, par value $1.00 per share, at the Redemption Price of $25 per share, plus accrued and unpaid dividends to the Redemption Date of March 7, 2011 (the “Redemption Date”).

The Series D Preferred Stock will be automatically redeemed for cash on the Redemption Date, in the amount of the Redemption Price.  From and after the Redemption Date, dividends on the shares of Series D Preferred Stock will cease to accrue, the Series D Preferred Stock will cease to be outstanding, and holders of the Series D Preferred Stock will have only the right to receive the Redemption Price.

A copy of a press release discussing the redemption of the Series D Preferred Stock is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Document
99.1	Press Release of Omega Healthcare Investors, Inc., issued on February 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  February 3, 2011                                                                By: /s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer